                                                                    Exhibit 23.3

KPMG PEAT MARWICK LLP

The Board of Directors
Citadel Broadcasting Company

We consent to the use of our report dated February 14, 1997 on the consolidated balance sheet of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                             /s/  KPMG PEAT MARWICK LLP
                                             -----------------------------------

Portland, Oregon
December 22, 1997